Amendment #1
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(PRUCO OF NJ)
And
AUSA LIFE INSURANCE COMPANY, INC.
(AUSA)

The parties hereby agree to the following:

1. SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

[REDACTED]

2. SCHEDULE A, Section 12, RISK RETENTION LIMITS shall be replaced by the following:

[REDACTED]

3.           This amendment is effective April 30, 2000.

PRUCO LIFE INSURANCE COMPANY                                            AUSA LIFE INSURANCE COMPANY, INC.
OF NEW JERSEY

By:     ____________________________                                                 By:     ______________________________

Title:  ____________________________                                                 Title:  ______________________________

Date:  ____________________________                                                 Date:  ______________________________

By:     ____________________________                                                 By:     ______________________________

Title:  ____________________________                                                 Title:  ______________________________

Date:  ____________________________                                                 Date:  ______________________________

Amendment #7
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
And
AUSA LIFE INSURANCE COMPANY, INC.

This is an ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (the “Assignment”), dated as of December 1, 2004, by and among PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (the “Assignor”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Assignee”), and AUSA LIFE INSURANCE COMPANY, INC. (the “Reinsurer”).

WHEREAS, the Reinsurer provides reinsurance coverage to the Assignor in accordance with the terms of the reinsurance agreement referenced above (the “Reinsurance Treaty”); and

WHEREAS, the parties hereto desire to execute this Assignment to evidence the assignment by the Assignor and assumption by the Assignee of the Assignor’s rights and obligations under the Reinsurance Treaty and to effect a full and final release of the Assignor’s rights and obligations under the Reinsurance Treaty effective as of 12:00 a.m., Eastern Time, December 1, 2004 (the “Effective Time”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to the following:

1.
Assignor Assignment of Interests to Assignee.  The Assignor hereby transfers, conveys, assigns and sets over to the Assignee, its successors and assigns, all of its rights, obligations, liabilities, title and interest in the Reinsurance Treaty, all effective as of the Effective Time, including those incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

2.  Assignee Assumption of Interests from Assignor.  Effective as of the Effective Time, the Assignee hereby assumes all of the rights and interests of the Assignor under the Reinsurance Treaty and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of the Assignor under the Reinsurance Treaty, including those rights, interests, obligations, and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  It is the intention of the parties that:

a. The Assignee shall be substituted for the Assignor under the Reinsurance Treaty, in the Assignor’s name, place and stead; and

b.              The Assignor shall be deemed to have ceased to be a party to, or the ceding company under, the Reinsurance Treaty and shall have released all of its rights and interests, and shall have been discharged from all obligations and liabilities thereunder to the Reinsurer; and

c.   The Reinsurer will conduct business solely with the Assignee, or its designee, with respect to the performance of any and all obligations and liabilities under the Reinsurance Treaty.

3. Reinsurer Consent. Notwithstanding anything to the contrary set forth in the Reinsurance Treaty, the Reinsurer consents to the assignment and assumption set forth in Sections 1 and 2 above.

4.
Reinsurer Release of Assignor.  Without altering, diminishing or in any other way affecting any or all of the rights, interests, liabilities and obligations of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Reinsurer, in consideration of the assumption by the Assignee set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Assignor and the Assignor’s successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against the Assignor, which the Reinsurer and the Reinsurer’s predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of the Reinsurer under the Reinsurance Treaty, including any and all of the Assignor’s obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  This release under this Section 4 may not be changed orally.

5.
Assignor Release of Reinsurer.  Without altering, diminishing or in any other way affecting any or all of the rights, title and interest of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Assignor, in consideration of the consent by the Reinsurer set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Reinsurer and the Reinsurer’s predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against the Reinsurer, which the Assignor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of the Assignor under the Reinsurance Treaty.  This release under this Section 5 may not be changed orally.

6.  Further Assurances.  At any time and from time to time after the Effective Time, at the request of the Assignee, or of the Reinsurer with the consent of the Assignee, which consent shall not be unreasonably withheld or delayed, and without further consideration, the Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as either the Assignee or the Reinsurer (with such consent) may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to the Assignee the Reinsurance Treaty.

7.	Amendment of Reinsurance Treaty. The Reinsurer and the Assignee agree that the Reinsurance Treaty is amended as of the Effective Time as provided in Exhibit A attached hereto.

8.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of the Reinsurer, the Assignor and the Assignee and their respective predecessors, successors and assigns, if any.  The parties do not intend to create any third party beneficiaries under this Assignment

9.
Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to its principles or rules of conflict of laws thereof.  Any amendment to the Reinsurance Treaty set forth herein shall be subject to the arbitration provision of the Reinsurance Treaty.

10. Counterparts.  This Assignment may be signed in multiple counterparts. Each counterpart shall be considered an original instrument, but all of them in the aggregate shall constitute one agreement.

Amendment #1 PRUCO OF NJ- AUSA                                                                                                        03/25/2013

In witness of the above, the Assignor, the Assignee, and the Reinsurer have by their respective officers executed and delivered this Assignment in triplicate on the dates indicated below, with an effective date of December 1, 2004.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (as successor to AUSA LIFE INSURANCE COMPANY, INC.)
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________
Title:_______________________________
Date:_______________________________

By:________________________________
Title:_______________________________
Date:_______________________________

Amendment #1 PRUCO OF NJ- AUSA                                                                                                        03/25/2013

Exhibit A

1.	The INSOLVENCY provision of the Reinsurance Treaty is deleted in its entirety and is replaced by the following:

INSOLVENCY:

For the purpose of this Agreement, PRUCO OF NJ or AUSA shall be deemed “insolvent” if one or more of the following occurs:

a.	A court-appointed receiver, trustee, custodian, conservator, liquidator, government official or similar officer takes possession of the property or assets of either PRUCO OF NJ or AUSA; or

b.	Either PRUCO OF NJ or AUSA is placed in receivership, rehabilitation, liquidation, conservation, bankruptcy or similar status pursuant to the laws of any state or of the United States; or

c.
Either PRUCO OF NJ or AUSA becomes subject to an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of PRUCO OF NJ or AUSA, as the case may be.

In the event of the insolvency of PRUCO OF NJ, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement shall be payable by AUSA directly to PRUCO OF NJ or to its liquidator, receiver, or statutory successor on the basis of the liability of PRUCO OF NJ under the contract or contracts reinsured without diminution because of the insolvency of PRUCO OF NJ.  It is understood, however, that in the event of the insolvency of PRUCO OF NJ, the liquidator or receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against PRUCO OF NJ on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim AUSA may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to PRUCO OF NJ or is liquidator or receiver or statutory successor.

In the event AUSA is deemed insolvent, AUSA will be bound by any legal directions imposed by its liquidator, conservator, or statutory successor.  However, and if not in conflict with such legal directions, PRUCO OF NJ shall have the right to cancel this Agreement with respect to occurrences taking place on or after the date AUSA first evidences insolvency.  Such right to cancel shall be exercised by providing AUSA (or its liquidator, conservator, receiver or statutory successor) with a written notice of PRUCO OF NJ’s intent to recapture ceded business.  If PRUCO OF NJ exercises such right to cancel and recapture ceded business, such election shall be in lieu of any premature recapture fee.  Upon such election, PRUCO OF NJ shall be under no obligation to AUSA, its liquidator, receiver or statutory successor.

2.	Any and all references in the Reinsurance Treaty to the jurisdiction in which PRUCO OF NJ is domiciled or organized shall read as if to refer to the State of New Jersey.

3.	If the GOVERNING LAW provision of the Reinsurance Treaty does not provide for the application of New Jersey law, that provision shall be changed to read as follows:

GOVERNING LAW:

This Agreement shall be governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

4.
Any and all references in the Reinsurance Treaty to AUSA being licensed or authorized in a given jurisdiction shall be read as if to refer to the State of New Jersey.  If the Reinsurance Treaty contains no such reference, then AUSA hereby represents that it is authorized to do business in the State of New Jersey.

Amendment #1 PRUCO OF NJ- AUSA                                                                                                        03/25/2013

Amendment #10
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(PRUCO OF NJ)
And
AUSA LIFE INSURANCE COMPANY, INC.
(AUSA)

The parties hereby agree to the following:

Section 17 d., CLAIM EXPENSES, shall be replaced by the following:

d.                   CLAIM EXPENSES.  AUSA will pay its share of any interest paid by PRUCO OF NJ on any claim payment.  In addition, AUSA will pay its share of the unusual expense of PRUCO OF NJ of investigation and adjudicating contestable claims, including investigation expenses and compensation expenses charged by PRUCO OF NJ’s Special Investigation Unit.  The term “unusual expense” shall mean all expenses of PRUCO OF NJ associated with the contestable claim other than normal and customary claim administration expenses that are commonly incurred with the normal and customary settlement of non-contestable claims. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that PRUCO OF NJ admits are payable are not a claim expense under this Agreement.  Notwithstanding the above, AUSA will not be liable for any portion of interest or unusual expenses for any period of time after AUSA chooses not to participate in a contest, compromise or litigation of a Contestable Claim.

Amendment #1 PRUCO OF NJ- AUSA                                                                                                        03/25/2013

In witness of the above, PRUCO OF NJ and AUSA have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of October 1, 2008.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	AUSA LIFE INSURANCE COMPANY, INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #1 PRUCO OF NJ- AUSA                                                                                                        03/25/2013